                           EXHIBIT 11

     Statement Regarding Computation of Per Share Earnings
            (In thousands, except per share amounts)


                                                                         PRIMARY
                                                ----------------------------------------------------
                                                         Quarter Ended             Nine Months Ended
                                                         September 30,                 September 30,
                                                   1996           1995           1996        1995
                                                --------      ---------       --------      --------
Common stock                                     84,413         82,378         84,078         82,205
Common stock options                                529            465            786            343
$25 warrants                                          -              -             14              -
$65 warrants                                          -              -              -              -
5 1/4% zero coupon convertible
  subordinated debentures                        12,321              -          8,214              -
                                               --------       --------      ---------       --------
Weighted average common and
  dilutive common equivalent
  shares                                         97,263         82,843         93,092         82,548
                                               --------       --------      ---------       --------
                                               --------       --------      ---------       --------
Net income available to common
  stockholders                                $  23,107      $  18,223      $  66,646      $  52,710
Add after-tax interest on 5 1/4% zero
  coupon convertible subordinated
  debentures                                      3,079              -          6,094              -
                                               --------       --------      ---------       --------
Adjusted net income                           $  26,186      $  18,223      $  72,740      $  52,710
                                               --------       --------      ---------       --------
                                               --------       --------      ---------       --------
Net income per common and
  common equivalent share                     $     .27      $     .22      $     .78      $     .64
                                               --------       --------      ---------       --------
                                               --------       --------      ---------       --------

                                                                     FULLY DILUTED
                                                ----------------------------------------------------
                                                     Quarter Ended             Nine Months Ended
                                                     September 30,                September 30,
                                                   1996         1995           1996           1995
                                                 -------       -------        -------        -------
Common stock                                     84,413         82,378         84,078         82,205
Common stock options                                593            465            841            411
$25 warrants                                          -              -             16              -
$65 warrants                                          -              -              -              -
5 1/4% zero coupon convertible
  subordinated debentures                        12,321              -          8,214              -
5% convertible subordinated
  debentures                                          -              -              -              -
                                                 ------         ------         ------         ------
Weighted average common and
  dilutive common equivalent
  shares                                         97,327         82,843         93,149         82,616
                                                 ------         ------         ------         ------
                                                 ------         ------         ------         ------
Net income available to
  common stockholders                         $  23,107      $  18,223      $  66,646      $  52,710
Add after-tax interest on 5 1/4% zero
  coupon convertible subordinated
  debentures                                      3,079              -          6,094              -
                                                -------         ------         ------         ------
Adjusted net income                           $  26,186      $  18,223      $  72,740      $  52,710
                                                -------         ------         ------         ------
                                                -------         ------         ------         ------
Net income per common and
  common equivalent share                     $     .27      $     .22      $     .78      $     .64
                                                -------         ------         ------         ------
                                                -------         ------         ------         ------


    Primary and fully diluted earnings per share are based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures due 2014 (issued in July 1994) are considered common stock equivalents but have been excluded from the earnings per share calculations for the quarter and nine months ended September 30, 1995 as they were antidilutive for those periods.

    Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since they are not materially different from primary earnings per share.